UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

Porch Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

Porch Group, Inc. (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) on April 29, 2021 solely to inform the Company’s shareholders that it filed an amended Annual Report on Form 10-K (the “Form 10-K/A”) with the SEC on May 19, 2021.

The Company originally filed its Annual Report on Form 10-K with SEC on March 31, 2021. As indicated in the Form 10-K/A, the Company restated its previously issued consolidated financial statements as of, and for the year ended, December 31, 2020 (the “Restatement”) in light of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” that the SEC Staff released on April 12, 2021. See “Explanatory Note Related to the Restatement” in the Form 10-K/A for more information about the Restatement.

There are no changes to the Proxy Statement except as disclosed herein. The 2021 Annual Meeting will continue to be held on the date and time disclosed in the Proxy Statement.